UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2006 (July 1, 2006)

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.

On July 1, 2006, Fortune Brands, Inc. (“Fortune Brands”) transferred all the issued and outstanding shares of stock of its wholly-owned subsidiary, Fulham Acquisition Corp. (“Fulham”) to its 90% owned subsidiary, Beam Global Spirits & Wine, Inc. (“Beam”). Fulham owns more than 25 spirits and wine brands and other assets that had been acquired from Pernod Ricard S.A. In consideration for the transfer, Fortune Brands received from Beam an additional 405 shares of Beam Common Stock and promissory notes which are approximately equal to the costs of the acquisition to acquire the spirits and wine brands and other assets from Pernod Ricard S.A.

V&S Vin & Sprit AB (PUBL) (“V&S”), the other stockholder of Beam, also contributed $153 million to the capital of Beam and received 45 shares of a newly authorized Series A-2 Convertible Preferred Stock of Beam.

After these transactions, Fortune Brands continues to own 90% of the capital stock and V&S continues to own 10% of the capital stock of Beam.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By	/s/ Mark A. Roche
Name:	Mark A. Roche
Title:	Senior Vice President, General Counsel and Secretary

Date: July 7, 2006